Exhibit 1
                                                                       ---------

                                                                           Draft
                                                               December 17, 2001


            Term Sheet for Plan of Reorganization for the Acquisition of Transit Group, Inc. ("TG") by TG Acquisitions Inc. ("TGA" or "Buyer")

This Term Sheet contemplates that TGA will acquire the stock of Reorganized TG and operate it as a subsidiary of TGA. TGA will be financially backed by G.E. Capital with a breakup fee and expense reimbursement provisions approved and funded in the Interim DIP Financing.

         A.   Classification and Treatment of Claims and Interests

              (a) Unclassified Claims (not entitled to vote nor subject to
                  --------------------------------------------------------
                  classification)
                  ---------------

              Administrative          On the Effective Date, or as soon
              Professional            thereafter as practicable, each holder of
              Claims:                 an Allowed Administrative Claim arising
                                      from professional services for the company or the estate will receive payment in full in cash of the unpaid portion of such Allowed Administrative Claim or as agreed.
                                      This includes all attorneys, accountants, consultants (if any), investment bankers
                                      (if any), and other professionals for the company, as debtor and debtor in possession, for the official creditors' committee, for the DIP Financing Lender, For Congress

                                      Plan Budget Amount $______________

              Administrative Cure     On the Effective Date, or as soon
              and Administrative      thereafter as practicable, each holder of
              Rent Claims:            an Allowed Administrative Claim will
                                      receive payment in full in cash of the
                                      unpaid portion of such Allowed
                                      Administrative Claim or as agreed.

                                      This item includes curing any defaults on contracts owner-operators (including escrow accounts), agents, brokers, pre-qualified carrier operators, unreturned revenue equipment, building leases, and other administrative expenses allowed by the Court.

                                      Plan Budget Amount $______________

              DIP Financing Claims:   On the Effective Date, or as soon
                                      thereafter as practicable, the holders
                                      thereof will receive payment in full in
                                      cash of the Allowed DIP Financing Claims or as agreed.

                                      Plan Budget Amount $5,000,000

              Priority Tax Claims:    At the option of TGA, each holder of an
                                      Allowed Priority Tax Claim will receive
                                      either (i) payment in full in cash on the Effective Date or as soon thereafter as practicable, or (ii) payment over a six year period from the date of assessment as provided in section 1129(a)(9)(C) of the Bankruptcy Code with interest payable at the applicable statutory rate or at such other rate agreed to by TGA and the holder


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                                      of such claim or determined by the
                                      Bankruptcy Court; or (iii) as agreed.

                                      Plan Budget Amount $______________


              (b) Unimpaired Claims (deemed to accept)
                  ------------------------------------


              Class 1--Other Priority   On the Effective Date, or as soon
              Claims:                   thereafter as practicable, each holder
                                        of a Class 1 Claim will receive payment
                                        in full in cash of such Allowed Other
                                        Priority Claim or as agreed.

                                        It is anticipated that all employee
                                        wages, owner-operator, agent, broker
                                        wages, commissions, and similar
                                        compensation, corresponding taxes, and
                                        routine tax payments will be made in the ordinary course with Court approval.

                                        Plan Budget Amount $______________

              Class 2--Claims of        As to the Class 2 Claim, TGA will
              Congress:                 reinstate such Class 2 Claim by curing
                                        all outstanding defaults and leaving
                                        all legal, equitable, and contractual
                                        rights unaltered, except as permitted
                                        by 11 U.S.C. ss. 1124(2); or as agreed;
                                        provided, that, TGA shall have the
                                        right to pay such Allowed Class 2 Claim
                                        in full in cash on the Effective Date,
                                        or as soon thereafter as practicable,
                                        in full satisfaction of such Allowed
                                        Class 2 Claim.

                                        For purposes of the foregoing, Congress
                                        shall be deemed to have an allowed Class
                                        2 Claim in the amount of $25 million.


              (c) Impaired Claims (entitled to vote)
                  ----------------------------------

              Class 3--Secured          As to each Class 3 Claim, at the option
              Claims other than         of TGA, TGA will either (i) reinstate
              Banks, Congress and       such Class 3 Claim by curing all
              GECC:                     outstanding defaults with all legal,
                                        equitable, and contractual rights
                                        remaining unaltered, except as
                                        permitted by 11 U.S.C. ss.1124(2), (ii)
                                        pay in full the allowed amount of such
                                        Class 3 Claim in cash on the Effective
                                        Date or as soon thereafter as
                                        practicable, (iii) satisfy such Class 3
                                        Claim by delivering to the claimant the
                                        collateral securing such claim, or (iv)
                                        as agreed. The unsecured or deficiency
                                        amount shall be a general unsecured
                                        claim.

                                        The creditors with claims in this class
                                        include Mercedes-Benz, Fleet, National
                                        City, Novistar, Firstar, Transamerica
                                        Associates, Ozark, Wells Fargo, TCF
                                        Leasing, Paccar, Flor/Island Leasing,
                                        Volvo, BB&T Leasing, NewCourt,
                                        Winthrop, Bank of America, TIP, CIT,
                                        Mellon, Leasetree, and HSBC Business
                                        Credit (USA), Inc.

                                        All equipment claims, including secured
                                        claims and lease claims, are to be
                                        addressed here.

                                        For purposes of the foregoing, the
                                        Class 3 Claims are presumed to seek


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                                        return of all equipment and to have
                                        deficiency claims totaling $5,000,000.

                                        Any Class 3 creditor who wants leave
                                        its equipment in Transit, reduce its
                                        debt, receive warrants or stock, and
                                        fund the reorganization on
                                        substantially the same terms as the
                                        Class 4 and 5 Claims should contact
                                        TGA.


              Class 4--Claims of Bank   For purposes of the Plan, the Bank
              Group:                    Group shall be deemed to have Allowed
                                        Class 4 Claim in the aggregate amount
                                        of $72 million.

                                        For Plan Budget purposes, the secured
                                        part of the claim is $30,000,000. This
                                        estimation is based on the estimated
                                        going concern valuation of the truck,
                                        trailers, other revenue generating
                                        equipment, and real estate collateral.
                                        The unsecured part of the claim is
                                        $42,000,000.

                                        An adequate protection payment will
                                        accrue during the Chapter 11 case.
                                        Payment timing will depend on cash
                                        flow.

                                        On the Effective Date, or as soon
                                        thereafter as practicable, the Allowed
                                        Class 4 Claim will be divided into two
                                        secured parts and an unsecured part.
                                        The revenue equipment part of the
                                        secured claim will receive quarterly
                                        payments of interest and principal on
                                        the revenue generating equipment at
                                        market rates amortized over 90% of the
                                        estimated remaining useful life of the
                                        applicable equipment. The other part of
                                        the secured claim will be paid interest
                                        only for _____ quarters; thereafter, on
                                        the other collateral quarterly payments
                                        of principal and interest will be made
                                        based on a 10-year amortization
                                        schedule. The entire balance will be
                                        due and payable five years after
                                        confirmation.

                                        The class 4 claim will, at its option,
                                        receive stock or warrants of the
                                        reorganized debtor corresponding to 20%
                                        of the authorized stock of the
                                        reorganized debtor in consideration of
                                        the above treatment. Class 4 shall not
                                        share in Class 6.

              Class 5--Claims of GECC: For purposes of the Plan, GECC shall be deemed to have Allowed Class 5 Claims
                                        in the aggregate amount of $36 million.

                                        For Plan Budget purposes, the secured
                                        part of the claim is $30,000,000. This
                                        estimation is based on the estimated
                                        going concern valuation of the truck,
                                        trailers, and other revenue generating
                                        equipment. The unsecured part of the
                                        claim is $6,000,000.

                                        An adequate protection payment will
                                        accrue during the Chapter 11 case.
                                        Payment timing will depend on cash
                                        flow.

                                        On the Effective Date, or as soon
                                        thereafter as practicable, the Allowed
                                        Class 5 Claim will be divided into a
                                        secured part and unsecured part. The
                                        revenue equipment secured claim will
                                        receive quarterly payments of interest
                                        and principal on the revenue generating
                                        equipment at market rates amortized
                                        over 90% of the estimated remaining
                                        useful life of the applicable
                                        equipment.



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                                        The class 5 will, at its option,
                                        receive stocks or warrants of the
                                        reorganized debtor corresponding to 20%
                                        of the authorized stock of the
                                        reorganized debtor in consideration of
                                        the above treatment and its
                                        backstopping TGA. Class 5 shall not
                                        share in Class 6.

              Class 6--All Unsecured    Basic Dividend. On the Effective Date,
              Claims:                   or as soon thereafter as practicable,
                                        each holder of an Allowed Class 6 Claim
                                        or Claims will receive 5% of the
                                        Allowed Claims; provided that no
                                        creditor shall be paid more than
                                        $5,000.

                                        Plan Budget Amount $______________

                                        Time Bonus Dividend. If the Plan is
                                        confirmed and becomes effective on or
                                        before July 15, 2002, then on the
                                        Effective Date, or as soon thereafter
                                        as practicable, each holder of an
                                        Allowed Class 6 Claim or Claims will
                                        receive, instead of the Basic Dividend,
                                        10% of the Allowed Claims; provided
                                        that no creditor shall be paid more
                                        than $10,000.

                                        Plan Budget Amount $______________

                                        Administrative Expense Budget Bonus
                                        Dividend. All savings from the Budget
                                        Amount for Administrative Professional
                                        Claims shall be distributed pro rata to
                                        the Class 6 Claims.

                                        Plan Budget Amount $______________



              Class 7--Preferred and    The holders of Class 7 interests and
              Common Stock Interests:   claims shall receive no distribution.
                                        On the Effective Date all stock,
                                        options, warrants and any other equity
                                        interests will be canceled. This
                                        includes any warrants, options and
                                        Allowed Claims subordinated to the
                                        level of common stock under section
                                        510(b) of the Bankruptcy Code.

                                        Plan Budget Amount $0


     B.       Disposition of New Equity in Reorganized Company

              In order to proceed with the transaction contemplated by this Term Sheet, TGA will pay $7.5 million for ownership of all the outstanding equity in the reorganized Transit Group, Inc., represented by 35% of the authorized stock. This payment will repay the DIP Financing in full and fund all Chapter 11 payments for administrative expenses and to all creditors.

              Warrants shall reserve 40% of the authorized stock for classes 4 and 5.

              Five percent of the authorized stock shall be reserved for post-bankruptcy and post-confirmation employee incentive stock options.



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              The remaining authorized stock shall be reserved for
              post-confirmation issuance for working capital and other needs

              This $7.5 million amount does not include any budget for post-reorganization working capital. TGA, Class 4, and Class 5 will underwrite the working capital needs for the reorganized debtor for one year.

     C.       Conditions to Proceeding With Term Sheet

              In order to proceed with the transaction contemplated by this Term Sheet, TGA will require:

                  i) GECC, Bank One, Congress, and the Company shall have executed by December 30, 2001, or such date up to 15 days later as may be acceptable to TGA, a support agreement (the "Support Agreement"), which will incorporate the terms of this Proposal and include, among other provisions, support provisions whereunder all of the signatories will agree, among other things, that each of them: (I) will support a bid by TGA for the acquisition of all of the stock of TG by TGA and a plan of reorganization for TG that provides for such acquisition incorporating the terms of this Term Sheet (the "Plan") in accordance with the Bankruptcy Code as soon as practicable;
                           (II) will use its commercially reasonable efforts (which will not be interpreted to require a party to pay any amount other than its own attorneys' fees) to achieve confirmation of the Plan; (III) will not support or solicit any bid for TG or any other TG debtor or for any assets thereof other than by TGA; and (IV) will not vote for, consent to, support, or participate in the negotiation or formulation of any other plan other than the Plan or any disposition of any substantial portion of the assets of TG to any party other than TGA.

                  ii) TG shall have filed a Chapter 11 case, obtained approval of a DIP Financing on terms in accordance with the Term Sheet by January 30, 2002.

         D.    Other Conditions of the Plan


                  i) TGA will be entitled to a termination fee of $1 million and reimbursement of expenses in an amount not to exceed $600,000 fund the DIP Financing and (I) TG seeks approval of, or the Bankruptcy Court approves, any agreement with a third party for the sale of all or any part of the business or assets of TG, (II) the Plan is not confirmed because TG seeks confirmation of, or the Bankruptcy Court confirms, a chapter 11 plan other than the Plan, or (III) the Plan is not confirmed on or before June 30, 2002, other than due to TGA's breach of its obligations under a Support Agreement incorporating this term sheet.

                  ii) The entry of an order of the Bankruptcy Court approving the terms and provisions relating to the termination fee and reimbursement of expenses, which order shall provide, among other things, that the termination fee and expense reimbursement shall constitute allowed administrative claims against TG under Sections 503 and 507(a) of the Bankruptcy Code.

                  iii) This term sheet is presented as if the Company and its subsidiaries were substantively consolidated. So long as the aggregate expense to TGA is held constant, reallocations among the components of the Company and its subsidiaries may be necessary.


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         E.    Conditions to Closing


                  i) Confirmation of a Plan of Reorganization for TG incorporating the foregoing terms.

                  ii) The confirmed Plan of Reorganization and the confirmation order shall be in both form and substance satisfactory to TGA in its sole discretion.

                  iii)     No material adverse changes prior to closing.

                  iv) Definitive documentation and agreements in form and substance satisfactory to TGA in its sole discretion.

                  v) Each executory contract and unexpired lease of any TG Debtor shall have been assumed, rejected or assumed and assigned to a TG or TGA subsidiary designated by TGA, as determined by.

                  vi) TGA in its sole discretion, except as otherwise provided in this Term Sheet, and each such executory contract and unexpired lease shall have been so assumed, rejected or assumed and assigned, as the case may be, by a final Court order satisfactory to TGA, which may be the Court order confirming the Plan;





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